EXHIBIT (j)(1)


Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW   www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com


                                              April 28, 2003


The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, NY  10017-3206

Re:       TIAA-CREF Mutual Funds
          File Nos.  333-21821 and 811-08055


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of post-effective amendment No. 9 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Sincerely,

                                                SUTHERLAND ASBILL & BRENNAN LLP

                                                By: /s/ Steven B. Boehm
                                                -----------------------
                                                Steven B. Boehm






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